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Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 333-123513 on Form S-8 of our report dated March 11, 2010, relating to the financial statements of AIXTRON AG (which report expresses an unqualified opinion) and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 20-F of AIXTRON AG for the year ended December 31, 2009.

/s/ Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft

Düsseldorf, Germany
March 10, 2010

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  Exhibit 15.1
Consent of Independent Registered Public Accounting Firm